Exhibit 10.1
PIPPIO, INC.
2014 EQUITY INCENTIVE PLAN

SECTION 1.Purpose; Definitions.  The purposes of the Pippio, Inc. 2014 Equity Incentive Plan (the "Plan") are to: (a) enable Pippio, Inc. a Delaware corporation (the "Company") and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
For purposes of the Plan, unless otherwise provided by the Board with respect to a particular Award, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:
(a)            "Affiliate" means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.
(b)            "Award" means a grant of Options, Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.
(c)            "Award Agreement" means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(d)            "Board" means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board's administrative functions hereunder pursuant to Section 2, references in the Plan to the "Board" will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.
(e)            "Cause" means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company's or its Affiliates' operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within fifteen (15) days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, non-competition, non-solicitation or proprietary rights.  Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "cause," then with respect to such Participant, "Cause" shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)            "Change in Control" means, with respect to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of all or substantially all of the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation, dissolution or winding up of the entity.
(g)            "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(h)            "Committee" means a committee appointed by the Board in accordance with Section 2 of the Plan.
(i)            "Common Stock" means the Company's common stock, $0.0001 par value, subject to substitution or adjustment as provided in Section 3(c) hereof.
(j)            "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (the terms "Controlled by" and "under common Control with" shall have correlative meanings).
(k)            "Director" means a member of the Board.
(l)            "Disability" means a condition rendering a Participant Disabled.
(m)            "Disabled" with respect to a particular Participant will have the same meaning as set forth in any long-term disability policy or program sponsored by the Company or any Affiliate covering such Participant, as in effect as of the date of such determination, or if no such policy or program shall be in effect, "Disabled" will have the meaning as set forth in Section 22(e)(3) of the Code.
(n)            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.
(o)            "Fair Market Value" of a Share, means, as of any date:  (i) the closing price of the Share as reported on the principal nationally recognized stock exchange on which the type of Shares are traded on such date, or if no prices are reported with respect to such Shares on such date, the closing price of the Share on the last preceding date on which there were reported prices of such Shares or (ii) if Shares of that type are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the Fair Market Value will be determined in good faith by the Board acting in its discretion based upon the reasonable application of a reasonable valuation method taking into account the facts and circumstances existing on the valuation date, which determination will be conclusive.

(p)            "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.
(q)            "Non-Employee Director" will have the meaning set forth in Rule 16b‑3(b)(3)(i) promulgated by the U.S. Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
(r)            "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.
(s)            "Option" means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.
(t)            "Parent" means a "parent corporation" of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.
(u)            "Participant" means an employee, leased employee, consultant, Director or other service provider of the Company or any of its Affiliates to whom an Award is granted.
(v)            "Person" means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
(w)            "Restricted Stock" means Shares that are subject to restrictions pursuant to Section 7 hereof.
(x)            "Restricted Stock Unit" means a right granted under and subject to restrictions pursuant to Section 8 hereof.
(y)            "Securities Act" means the Securities Act of 1933, as amended.
(z)            "Stockholders Agreement" means any stockholders agreement, by and between the Company and certain stockholders and/or one or more agreements among the Company, a Participant (or such Participant's estate, heirs or beneficiaries) and other parties thereto in such form determined from time to time by the Company in its sole discretion, that include terms and conditions that provide the Company and/or other stockholders with (i) a right of first refusal or impose other restrictions with respect to the transfer of Shares, (ii) a voting agreement with respect to Shares, (iii) "drag-along" rights in favor of the stockholders owning a specified threshold of Shares of the Company, (iv) "market standoff" or "lock-up" conditions or (v) such other reasonable terms and conditions as the Board may require, if any.

(aa)            "Shares" means shares of Common Stock, subject to substitution or adjustment as provided in Section 3(c) hereof.
(bb)            "Subsidiary" means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
SECTION 2.Administration.
(a)            The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board's administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe.
(b)            Subject to the requirements of the Company's By-Laws (as the same may be amended and/or restated from time to time) and Certificate of Incorporation (as the same may be amended and/or restated from time to time), any Stockholders Agreement and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than one member, who shall serve for such period of time as the Board determines. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
(c)            Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.
(d)            The Board will have full authority to grant Awards under this Plan.  In particular, subject to the terms of the Plan, the Board will have the authority:
(i)            to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);
(ii)            to determine the type of Award to be granted to any person hereunder;
(iii)            to determine the number and type of Shares, if any, to be covered by each Award;
(iv)            to establish the terms and conditions of each Award Agreement;
(v)            to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(b)(iv);

(vi)            to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant; and
(vii)            to require that, upon exercise of any Award granted under the Plan, the Participant shall become party to (X) any Stockholder Agreement the Board may require and (Y) any other agreement the Board may require.
(e)            The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.
(f)            All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company, its Affiliates and Participants.  No Director or member of the Committee, nor any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.
SECTION 3.Shares Subject to the Plan.
(a)            Shares Subject to the Plan.  The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company.  The maximum number of Shares that may be subject to Awards under the Plan is 176,500 all of which may be issued in respect of Incentive Stock Options.  The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.
(b)            Effect of the Expiration or Termination of Awards.  If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan.  Similarly, if and to the extent any Restricted Stock or Restricted Stock Unit is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 12(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.  Finally, if any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

(c)            Other Adjustment.  Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option and/or Restricted Stock Unit, and the number of Shares of Restricted Stock outstanding, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Option and/or Restricted Stock Unit, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.  With respect to any Award subject to Section 409A of the Code or could be subject to 409A, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan or Award to fail to comply with Section 409A.
(d)            Change in Control.  Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding unvested Options held by Participants affected by the Change in Control to be cancelled without consideration therefor; (iii) cause any or all Restricted Stock or Restricted Stock Units held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iv) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (v) cancel any Restricted Stock or Restricted Stock Units held by a Participant affected by the Change in Control in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation; (vi) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; (vii) cancel any Option held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor; or (viii) cancel any Restricted Stock Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control.

(e)            Additional Requirements.  Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, in the event of a Change in Control, each Participant shall, except to the extent otherwise determined by the Board, be subject to substantially the same escrow, indemnification and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of Shares issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such Shares, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement).  By accepting an Award, a Participant agrees to execute such documents and instruments as the Board may reasonably require for the Participant to be bound by such obligations.  In the event that a Participant fails or refuses to execute such documents and instruments, such Participant's Award (to the extent outstanding as of the date of the Change in Control) shall, unless otherwise determined by the Board, be canceled and be of no further force and effect upon the consummation of a Change in Control.
SECTION 4.Eligibility.  Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.
SECTION 5.Options.
(a)            Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.
(b)            The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
(i)            Option Price.  The exercise price per Share purchasable under an Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(ii)            Option Term.  The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years.  No Option may be exercised by any person after expiration of the term of the Option.
(iii)            Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.
(iv)            Method of Exercise.  Subject to the exercisability provisions of Section 5(b)(iii), the termination provisions set forth in Section 6 and the applicable Award Agreement, Options may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased.  Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept.  As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised.  Subject to the approval of the Board, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Board from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures.  No Shares will be issued upon exercise of an Option until full payment therefor has been made.  A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 12(a) hereof.
(v)            Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Parent or Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.
(vi)            Termination of Service.  Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

(vii)            Transferability of Options.  Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution; and (ii) all Options will be exercisable during the Participant's lifetime only by the Participant or, in the event of his or her Disability, by his or her personal representative.  Notwithstanding the foregoing, a Non-Qualified Stock Option may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's Immediate Family (as defined in the Company's Bylaws) or to a trust established exclusively for the Participant and/or one or more such family members or to Participant's former spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), to the extent such assignment is in connection with the Participant's estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.
SECTION 6.Termination of Service.  Unless otherwise specified with respect to a particular Award, Options granted hereunder will remain exercisable after termination of employment or other service only to the extent specified in this Section 6.
(a)            Termination by Reason of Death.  If a Participant's service with the Company or any of its Affiliates terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than six (6) months from the date of termination), or (ii) if not specified by the Board, then twelve (12) months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.
(b)            Termination by Reason of Disability.  If a Participant's service with the Company or any of its Affiliates terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than six (6) months from the date of termination), or (ii) if not specified by the Board, then twelve (12) months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(c)            Cause.  If a Participant's service with the Company or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.
(d)            Other Termination.  If a Participant's service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than thirty (30) days from the date of termination), or (ii) if not specified by the Board, then ninety (90) days from the date of termination of service or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.
SECTION 7.Restricted Stock.
(a)            Issuance.  Restricted Stock may be issued either alone or in conjunction with other Awards.  The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.
(b)            Awards and Certificates.  The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion.  The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.  The purchase price for Restricted Stock may, but need not, be zero.  A share certificate will be issued in connection with each Award of Restricted Stock.  Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, Stockholders Agreement, if any, or by applicable law:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE PIPPIO, INC. 2014 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND PIPPIO, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF PIPPIO, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed.  As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
(c)            Restrictions and Conditions.  The Restricted Stock awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:
(i)            During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan.  The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.
(ii)            Except as provided in this Paragraph (ii) or Section 7(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends.  The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3 of the Plan.  Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.
(iii)            Subject to the applicable provisions of the Award Agreement, if a Participant's service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant's Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.
(iv)            If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Sections 3(d)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 7(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant's representative (if the Participant has suffered a Disability), or the Participant's estate or heir (if the Participant has died).

SECTION 8.Restricted Stock Units.  Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate.  Each granted Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan.  Each granted Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share.  Distributions may be made in cash, Shares or a combination of cash and Shares.  All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.
SECTION 9.Amendments and Termination.  The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would adversely affect the rights of a Participant with respect to an Award, without that Participant's consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company's stockholders in a manner consistent with Section 1.422-5 of the Treasury Regulations, would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.  Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, the Board may at any time (without the consent of a Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award with Section 409A of the Code other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment, or termination of the Plan and/or Award shall adversely affect the rights of a Participant.
SECTION 10.Unfunded Status of Plan.  The Plan is intended to be "unfunded."  With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.
SECTION 11.Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option.  Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.
SECTION 12.General Provisions.

(a)            The Board shall condition any Award upon compliance with applicable securities laws.  The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.  The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.  All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(b)            Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(c)            Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or any of its Affiliates, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of any of its employees at any time.
(d)            No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
SECTION 13.Effective Date of Plan.  Subject to the approval of the Plan by the Company' stockholders within twelve (12) months of the Plan's adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.  In the absence of such stockholder approval, any Incentive Stock Option granted prior to the expiration of such 12-month period shall be treated for all purposes as a Non-Qualified Option.
SECTION 14.Term of Plan. The Plan will continue in effect until terminated in accordance with Section 9; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the earlier of: (a) the date of the Plan's adoption by the Board; or (b) the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Awards granted prior to such 10th anniversary may extend beyond that date.

SECTION 15.Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
SECTION 16.Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the state of Delaware, without regard to the application of the principles of conflicts of laws of the state of Delaware or any other jurisdiction.
SECTION 17.Board Action.  Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
(a)            the Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time);
(b)            the Bylaws of the Company (as the same may be amended and/or restated from time to time); and
(c)            any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).
SECTION 18.Notices.  Any notice to be given to the Company pursuant to the provisions of the Plan will be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its Secretary (or such other person as the Company may designate in writing from time to time) at its principal executive office, and, if to a Participant, to the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail).  Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.  Notwithstanding the foregoing, the Company may give notice to any Participant by electronic transmission, which shall be deemed effective if given by a form of electronic transmission consented to by such Person.

SECTION 19.Section 409A.  Notwithstanding any provision of the Plan or an Award to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code ("Section 409A"), the provisions of the Plan and any applicable Award shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed).  The following provisions shall apply, as applicable:
(a)            For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has separated from service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.
(b)            The grant of Non-Qualified Stock Options and other stock rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.
(c)            In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

. . .

ADOPTION AND APPROVAL OF PLAN
Date Plan adopted by Board: October  20, 2014
Date Plan approved by Stockholders:  November 20, 2014
Effective Date of Plan: October 20, 2014